UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2005

HERSHA HOSPITALITY TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-14765	251811499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

510 Walnut Street, 9th Floor
Philadelphia, Pennsylvania 19106
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (215) 238-1046

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

Effective July 1, 2005, Hersha entered into a Change of Control Agreement (the “Agreement”) with Michael R. Gillespie, Hersha’s newly appointed Chief Accounting Officer. The following brief description of the material terms of the Agreement is qualified in its entirety by reference to the full text of the Agreement which is attached hereto as Exhibit 10.1.

•	Hersha shall pay Mr. Gillespie an initial annual base salary of $140,000;

•
In the event of a Change of Control (as defined in the Agreement), during the first year of employment, and a subsequent Termination Without Cause (as defined in the Agreement), Hersha shall pay Mr. Gillespie his pro-rata annual salary, bonus and health insurance benefits for a period of three months following the termination.

•
In the event of a Change of Control (as defined in the Agreement), during the second or third year of employment, and a subsequent Termination Without Cause (as defined in the Agreement), Hersha shall pay Mr. Gillespie his pro-rata annual salary, bonus and health insurance benefits for a period of six months following the termination.

•
In the event of a Change of Control (as defined in the Agreement), and subsequent Termination Without Cause (as defined in the Agreement), Hersha shall fully vest Mr. Gillespie’s share awards and stock options, regardless of any vesting schedule.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits.

10.1	Change of Control Agreement, dated July 1, 2005, by and between Hersha Hospitality Trust and Michael R. Gillespie.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HERSHA HOSPITALITY TRUST

Date: July 5, 2005	By:	/s/Ashish R. Parikh
Ashish R. Parikh
Chief Financial Officer